Exhibit 99.1

Alliance Laundry Systems LLC Announces Tender Offer and Consent Solicitation

Ripon, Wis. – September 9, 2010 – Alliance Laundry Systems LLC (“Alliance Laundry”) announced today that it, along with its wholly-owned subsidiary Alliance Laundry Corporation (“ALC”), has commenced a cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation” and together with the Tender Offer, the “Offer”) for any and all of their 8 1/2% Senior Subordinated Notes due 2013 (CUSIP No. 001623AB3) (the “Notes”). The Tender Offer and the Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement dated September 9, 2010 (the “Statement”). The Offer will expire at 8:00 a.m., New York City time, on Thursday, October 7, 2010 unless extended or earlier terminated (the “Expiration Date”).

Holders who validly tender their Notes and deliver their consents to the proposed amendments to the indenture governing the Notes at or prior to 5:00 p.m., New York City time, on Wednesday, September 22, 2010 (as such time may be extended, the “Consent Payment Deadline”) will be eligible to receive the total consideration equal to $1,027.50 per $1,000 principal amount of the Notes, which includes a consent payment of $25.00 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date for such Notes. The Offer contemplates an early settlement option, so that holders whose Notes are validly tendered at or prior to the Consent Payment Deadline and accepted for purchase could receive payment as early as September 23, 2010.

Holders who validly tender their Notes after the Consent Payment Deadline but at or prior to the Expiration Date will be eligible to receive the tender offer consideration equal to $1,002.50 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date for such Notes. Holders of Notes tendered after the Consent Payment Deadline will not receive a consent payment.

Following receipt of the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes, Alliance Laundry and ALC will execute a supplemental indenture providing for, among other things, the elimination of most of the restrictive covenants as well as certain of the events of default. However, the proposed amendments to the indenture will not become operative unless and until Notes validly tendered are purchased pursuant to the Offer. Except in certain circumstances, Notes tendered and consents delivered may not be withdrawn upon the earlier of (i) 5:00 p.m., New York City time, on Wednesday, September 22, 2010 and (ii) execution of the supplemental indenture.

The Offer is subject to conditions that are set forth in the Statement, including, without limitation, (i) the receipt of the required consents to amend and supplement the indenture governing the Notes in connection with the Consent Solicitation and the execution of a supplemental indenture effecting such amendments by the applicable parties, and (ii) the receipt by Alliance Laundry of net proceeds from a new debt financing on terms acceptable to Alliance Laundry and ALC that will aggregate to an amount that is sufficient to pay the total consideration (including the consent payment) in respect of all Notes (regardless of whether tendered) plus estimated fees and expenses relating to the Offer, as more fully described in the Statement.

Alliance Laundry and ALC have engaged BofA Merrill Lynch as Dealer Manager and Solicitation Agent for the Offer. Persons with questions regarding the Offer should contact BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 388-9217 (collect). Requests for copies of the Statement or other tender offer materials may be directed to Georgeson Inc., the Information Agent, at (866) 628-6021 (toll free) or (212) 440-9800 (collect).

This press release does not constitute an offer to purchase the Notes or a solicitation of consents to amend the related indenture. The Offer is made solely pursuant to the Statement. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Alliance Laundry Systems LLC

Based in Ripon, Wis., Alliance Laundry Systems LLC is a leading global manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries and on-premises laundries. Alliance Laundry offers a full line of washers and dryers with load capacities from 12 to 200 pounds for commercial and consumer use. The company’s products are sold under the well-known brand names Speed Queen®, UniMac®, Huebsch®, Cissell® and IPSO®.

This press release contains forward-looking statements conveying management’s expectations as to the future based on current plans, estimates and projections. Forward-looking statements involve inherent risks and uncertainties and Alliance Laundry cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to the Offer, including the Expiration Date, Consent Payment Deadline and possible completion of the Offer. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Alliance Laundry does not undertake to update any of these statements in light of new information or future events, except, with respect to the Offer, as specifically set forth in this press release.